UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 30, 2009
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On September 30, 2009, Nuance Communications, Inc. (“Nuance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Epic Acquisition Corporation (“Sub I”), Epic Acquisition LLC (“Sub II”, and together with Sub I, the “Subs”), eCopy, Inc. (“eCopy”), U.S. Bank National Association, as escrow agent, and Gary Hall, as the stockholder representative, pursuant to which Sub I was merged with and into eCopy (the “First Step Merger”), with eCopy continuing as the surviving corporation (the “Interim Surviving Corporation”) and a wholly owned subsidiary of Nuance. The Interim Surviving Corporation will eventually be merged with and into Sub II with Sub II continuing as the surviving entity and a wholly owned subsidiary of Nuance (the “Second Step Merger” and together with the First Step Merger, the “Merger”).
The net consideration consisted of approximately $54,000,000 in shares of Nuance common stock. The merger consideration will be paid to securityholders of eCopy in accordance with the terms of the Merger Agreement.
The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 3.02.   Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance issued to the stockholders of eCopy 4,021,068 shares of Nuance common stock. The foregoing shares were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof because the issuance did not involve a public offering. Nuance has agreed to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission within five business days following the closing of the Merger to register the shares of Nuance common stock that were issued to the eCopy stockholders.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger, by and among Nuance Communications, Inc., Epic Acquisition Corporation, Epic Acquisition LLC, eCopy, Inc., U.S. Bank National Association, as escrow agent, and Gary Hall, as the stockholder representative, dated as of September 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NUANCE COMMUNICATIONS, INC.
By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer

Date: October 6, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Nuance Communications, Inc., Epic Acquisition Corporation, Epic Acquisition LLC, eCopy, Inc., U.S. Bank National Association, as escrow agent, and Gary Hall, as the stockholder representative, dated as of September 30, 2009.